Exhibit 4.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 , AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES . THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM . THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS . CONVERTIBLE PROMISSORY NOTE Original Principal Amount : U . S . $ 250 , 000 . 00 Issuance Date : January 20 , 2026 FOR VALUE RECEIVED, LAMY, a Wyoming corporation (the "Company"), hereby unconditionally promises, pursuant to the terms of this promissory note, to pay to the order of GB II Partners Inc . , a Seychelles corporation (the "Holder"), the amount set forth above as the original principal amount (the "Principal") when due, whether upon the Maturity Date, on any installment date with respect to the amounts due and owing on such installment date or upon acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest on any outstanding Principal, including upon the occurrence and continuance of an Event of Default (as defined below), to pay interest on any outstanding Principal at the applicable Default Rate (as defined below) at any such time as such interest shall be due and payable hereunder, whether upon the Maturity Date, on any installment date or upon acceleration (in each case in accordance with the terms hereof) . NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby issues this Note in favor of the Holder on the terms set forth herein . 1. DEFINITIONS . As used herein, the following terms shall have the meanings set forth after each such term, and any other term defined in this Note shall have the meaning set forth at the place defined . All terms that are used but not otherwise defined in any of the Transaction Documents (as defined below) shall have the definitions provided in the Code (as defined below) . (a) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed ; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter - in - place", "non - essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers)

of commercial banks in The City of New York generally are open for use by customers on such day . (b) "Capital Stock" means (i) the Company's shares of common stock, $ . 0001 par value per share, (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock and (iii) any other shares of capital stock or equity interests issued by the Company or any of its Subsidiaries . (c) "Common Stock" means shares of the Company's common stock $ . 0001 par value per share . (d) "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local, foreign, or other political subdivision thereof or thereto and any department, commission, board, bureau, court, tribunal, instrumentality, agency, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government . (e) "Indebtedness" means, without duplication, (i) all obligations of a Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of a Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of a Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of a Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (v) all obligations secured by any Lien on property owned or acquired by a Person or in which a Person has an interest, whether or not the obligations secured thereby have been assumed by such Person, (vi) all guarantees by a Person of Indebtedness of another Person, (vii) all finance lease obligations of a Person, (viii) all obligations, contingent or otherwise, of a Person as an account party in respect of letters of credit and letters of guaranty, (xi) all obligations, contingent or otherwise, of a Person in respect of bankers' acceptances and (x) all payment and performance obligations of every kind, nature and description of a Person under or in connection with hedging or swap agreements . The Indebtedness of a Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of its ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor . 2 (f) "Lien" means a lien, security interests, mortgages, pledges or other encumbrances of any kind or nature. (g) "Maturity Date" means the later of March 23, 2026, or 60 calendar days from the date that the Principal Amount is received by the Borrower, unless

3 paid sooner under the terms hereof or subject to the right of acceleration set forth herein. (h) "Optional Conversion" has the meaning as set forth in Section 9(a). ( i ) "Payment in Full" means payment in cash of all amounts due pursuant to the Note, the conversion of all amounts due pursuant to the Note in accordance with Section 9 , or the complete satisfaction of the Note by other means as agreed by the Company and the Holder . G ) "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity . (k) "Pledge" means the pledge of 6 , 276 , 725 shares of the Company's Common Stock as evidenced by the Pledge Agreements attached hereto as Exhibit B and Exhibit C . (1) "Principal Market" means OTCID or such other exchange or interdealer quotation system on which the Company may list the Common Stock for trading in the future as long as such exchange or interdealer quotation system is an exchange or ATS registered with the US Securities and Exchange Commission . (m) "Subsequent Placement" means the direct or indirect, issuance, offer, sale or grant of any option or right to purchase, or otherwise dispose of any of the Company's or its Subsidiaries' (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable for common shares of the Company . (n) "Subsidiary" means with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other Person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with U . S . generally accepted accounting principles consistently applied ("GAAP") as of such date, as well as any other corporation, limited liability company, partnership, association or other Person (x) of which securities or other ownership interests representing more than 50 % of the equity or more than 50 % of the ordinary voting power or, in the case of a partnership, more than 50 % of the general partnership interests are, as of such date, directly or indirectly, owned, controlled or held, or (y) that is, as of such date, otherwise controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent .

4 (o) "Transaction Documents" means this Note and any other documents, and certificates executed and or delivered in connection with such documents. 2. LOANANDTERMSOFPAYMENT . (a) Loan. ( i ) Promise to Pay . Company promises to pay to Holder, in lawful money of the United States of America, the aggregate unpaid principal amount and any accrued and unpaid Interest thereon on the Maturity Date if the Note has not been converted as provided herein . (b) Interest Rates, Payments, and Calculations. ( i ) Interest . All Obligations shall bear interest at a rate equal to fifteen percent ( 15% ) per annum computed on the basis of the actual number of days elapsed and a year of 365 / 6 days . (ii) Default Rate . All Obligations shall only bear interest from and after the occurrence and during the continuance of an Event of Default under Section 6 , at a rate equal to eighteen percent ( 18% ) per annum on the basis of the actual number of days elapsed and a year of 365 / 6 days (the "Default Rate") . (iii) Payments . Interest hereunder shall be due and payable on the Maturity Date by the issuance of Common Stock or in Cash at the option of the Investor in accordance with Section 9 . (c) Crediting Payments . Unless an Event of Default has occurred and is continuing, unless otherwise agreed or required by applicable law, payments will be applied to the loan in the following order : (1) interest ; (2) principal ; and (3) charges, fees, and penalties . After the occurrence and during the continuance of an Event of Default, Holder shall have the right, in its sole discretion, to immediately apply any payment Holder may receive to conditionally reduce Obligations in any order it sees fit . Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Holder after 5 : 00 PM Eastern time shall be deemed to have been received by Holder as of the opening of business on the immediately following Business Day . Whenever any payment to Holder under the Transaction Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees, as the case may be, shall accrue and be payable for the period of such extension . 3. TERM . This Note shall become effective on the date hereof and shall continue in full force and effect for so long as any Obligations remain outstanding.

5 4. CONDITIONS OF LOAN . (a) Conditions Precedent to Loan . The obligation of the Holder to make the Initial Advance is subject to the condition precedent that Holder shall have received, in form and substance satisfactory to Holder, the following : (i) this Note; (ii) the Pledge Agreement; and (iii) an officer's certificate of the Company with respect to incumbency and resolutions authorizing the execution and delivery of the Transaction Documents . 5. PREPAYMENTS . The Borrower shall not have the right to prepay the Note in whole or in part prior to the Maturity Date . This paragraph shall not limit the Holder's ability to convert the Note prior to the Maturity Date in accordance with Section 9 (a) . 6. EVENTS OF DEFAULT . The Holder shall notify the Company in writing whenever the Company is in default and give the Company a 10 - business - day period to cure such default, at which point the unpaid Principal hereof and all other amounts payable hereunder and under any other Transaction Document shall become immediately due and payable without further notice, protest, presentment, demand or other formalities of any kind, all of which the Company expressly waives, if any of the following events (each an "Event of Default") shall occur : (a) the Company or any Subsidiary of the Company shall fail to observe or perform any other covenant, obligation, condition, or agreement contained in this Note or any other Transaction Document and such failure in the case of such other Transaction Document shall continue for ten (10) calendar days ; or (b) any representation or warranty made or furnished by or on behalf of the Company or any Subsidiary of the Company to the Holder in writing in or in connection with this Note, any other Transaction Document shall be false, incorrect, incomplete or misleading in any material respect when made or furnished ; or (c) the Company or any Subsidiary of the Company shall: ( i ) apply for, consent to or acquiesce in the appointment of a receiver, trustee, liquidator, custodian or similar official of itself or of all or any material part of its property ; or (ii) be unable or admit in writing its inability to pay its debts generally as they mature; or (iii) make a general assignment for the benefit of its or any of its creditors; or

6 ( iv ) be dissolved or liquidated in full or in part; or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consent to or acquiesce in any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it ; or ( vi ) be adjudicated a bankrupt or insolvent; or (vii) take or approve any action for the purpose of effecting any of the foregoing; or (d) a petition in bankruptcy or seeking liquidation, reorganization or other relief with respect to the debts of the Company or any Subsidiary of the Company, or to take advantage of any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be filed by or against the Company or any such Subsidiary, and, if filed without the consent or acquiescence of the Company or such Subsidiary, is not dismissed by the earlier of (i) the date on which an order for relief is entered and (ii) sixty (60) days from the filing of such petition ; or (e) the Company or a Subsidiary of the Company shall default in the payment of any other Indebtedness in a principal amount in excess of $ 50 , 000 when and as the same shall become due and payable (without giving effect to any extensions, waivers, amendments or other modifications of the due date but excluding any default by any Subsidiary to make any payment as a result of compliance with a subordination agreement entered into with the Holder), or any event or condition occurs (after giving effect to any applicable grace periods and after giving effect to any extensions, waivers, amendments or other modifications of any applicable provision or agreement) that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause, with the giving of an acceleration or similar notice if required, any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity ; or (f) one or more judgments for the payment of money in an aggregate amount (not paid or covered by insurance) in excess of $ 50 , 000 shall be rendered against the Company or a Subsidiary of the Company and (i) the same shall remain undischarged for a period of 30 consecutive days from the entry thereof during which execution shall not be effectively stayed or bonded, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any such Subsidiary to enforce any such judgment ; or

7 (g) Delisting from its Principal Market, not including if it is conjunction with listing on a National Market System Exchange. 7. COVENANTS. Until the Payment in Full of this Note, the Company covenants and agrees with the Holder that it: (a) will deliver to the Holder (i) simultaneously with the delivery thereof to the holders of any of its Capital Stock, a consolidated statement of cash flows for the Company and its Subsidiaries and any other financial statements or information provided to the holders of its Capital Stock, (ii) within 50 days after the end of each fiscal quarter and 105 days after the fiscal year end, an audited consolidated statement of profit and loss of the Company and its Subsidiaries, certified by one of its executive officers as being true, accurate and complete in all material respects and (iii) promptly following any request therefor, such other information regarding the business affairs or financial position of the Company or any Subsidiary thereof, or compliance with the terms of this Note, the Transaction Documents, as the Holder may reasonably request . The filing of reports under the Securities Exchange Act of 1934 containing such information shall satisfy this Section 7 (a) ; (b) will promptly, and in any event within three calendar days, notify the Holder of any event or condition that (i) constitutes, or with any notice and/or lapse of time would constitute, an Event of Default or (ii) results in or could reasonably be expected to result in a material adverse effect on (x) the business, operations, property or condition (financial or otherwise) of the Company or of the Company and its Subsidiaries taken as a whole or (y) the rights and remedies, taken as a whole, of the Holder under this Note, the Transaction Documents (a "Material Adverse Effect") . (c) will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except, in each case (other than the case of the foregoing requirements insofar as they relate to the legal existence of the Company and its Subsidiaries), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect . (d) will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect .

8 (e) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except for surplus and obsolete properties, and (b) maintain, with financially sound and reputable insurance companies, insurance on such of its property and in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. (f) will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect . (g) will not, and will not permit any of its Subsidiaries to, (i) sell, lease, transfer or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of its assets or the assets of the Company and its Subsidiaries taken as a whole or (ii) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve . (h) will not, without the prior written consent of the Holder, enter into any Change of Control transaction . For the purposes of this clause, "Change of Control" means any transaction or series of transactions in which any Person or group of Persons (as such term is defined in Section 13 (d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934 , as amended), directly or indirectly, acquires or gains control of a majority of the voting power of the Company's outstanding Capital Stock or a majority of the Company's assets, whether by merger, consolidation, sale of assets, or otherwise . ( i ) will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, (i) any officer, director or related party thereto (''Affiliates"), (ii) a spouse or any relative (by blood, adoption or marriage) within the third degree of any such Affiliate or (iii) any other Person which is an Affiliate of any such spouse or relative, except (x) in the ordinary course of business at prices and on terms and conditions, in the aggregate (taking into account all of the Company's or such Subsidiary's transactions with, and the benefits to the Company and its Subsidiaries derived from the Company's or such Subsidiary's investment in, such Affiliate), not less favorable to the Company or such Subsidiary than could be obtained on an arm's - length basis from unrelated third parties, excluding customary compensation paid to, and indemnity provided on behalf of, directors, officers and employees of the Company and any Subsidiary .

9 G ) will not, and will not permit any of its Subsidiaries to, (i) declare or make, or agree to pay or make, directly or indirectly, any dividend or other distribution (whether in cash, securities or other property) with respect to any security or ownership interests representing equity of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such security or ownership interests or any option, warrant or other right to acquire any such security or ownership interests or (ii) make any payment on account of Indebtedness except in accordance with a Subordination Agreement or in accordance with the SBA Loan and the Parallel Offering . (k) issue any other securities that would cause a breach or default under this Note. 8. SUBSEQUENT PLACEMENT EXCHANGE RIGHT. (a) At any time on or after the Issuance Date, if the Company consummates any Subsequent Placement, the Company shall provide the Holder the right, in accordance with Section 3 (a)(9) of the Securities Act of 1933 , as amended, to exchange (each, a "Subsequent Placement Exchange") all, or any part, of this Note as elected in writing by the Holder into the securities (the "Eligible Exchange Securities") issued (or to be issued, as applicable) in such Eligible Subsequent Placement (calculated as if the Exchange Value (as reduced, pro rata, for any exercises of this Note) of the portion of this Note then outstanding and elected by the Holder to be subject to such exchange (the "Exchanging Note Amount"), is credited, on a dollar - for dollar basis, against the purchase price of the applicable Eligible Exchange Securities to be acquired in such Subsequent Placement Exchange) . On or prior to the time of consummation of any Subsequent Placement, but in no event prior to the public announcement of such Subsequent Placement without the written consent of the Holder (which may be an e - mail), the Company shall deliver written notice to the Holder of the terms and conditions of such Subsequent Placement (each, an "Exchange Right Notice") . If the Holder fails to deliver a written notice electing to exchange all, or any part, of this Note into Eligible Exchange Securities on or prior to 24 hours after receipt of such Exchange Right Notice, the Holder shall not be permitted to effect such Subsequent Placement Exchange with respect to the applicable Subsequent Placement (but not with respect to any other Subsequent Placement) ; provided, that if the terms of such Subsequent Placement changes, the Company shall deliver a revised Exchange Right Notice to the Holder and the Holder (each, a "Replacement Exchange Right Notice") will have an additional 24 hours after receipt of such Replacement Exchange Right Notice to elect to effect a Subsequent Placement Exchange with respect thereto . By no later than the second ( 2 nd) Trading Day after the Holder elects to effect an exchange of the Exchange

10 Note Amount into applicable Eligible Exchange Securities in accordance herewith, the Company shall deliver such Eligible Exchange Securities to the Holder (or its designee) . (b) The provisions of this Section 8 shall apply similarly and equally to successive Subsequent Placement Exchanges and shall be applied as if this Note (and any such subsequent rights) were fully exercisable and without regard to any limitations on the exercise of this Note . 9. CONVERSION RIGHTS AND REDEMPTION RIGHTS. The Holder shall have the right to convert the principal due under this Note into Shares of the Borrower's Common Stock as set forth below. (a) Conversion. ( i ) At any time on or before the Maturity Date, the Holder may convert any outstanding and unpaid principal portion, and accrued and unpaid Interest, of this Note into fully paid and non - assessable shares of Common Stock as such stock exists on the date of issuance of this Note (such shares, the "Conversion Shares"), or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified (the "Other Securities"), at the conversion price as defined in Section 9 (a)(ii) hereof (the "Conversion Price"), determined as provided herein, and subject to the restrictions set forth in Section 9 (f) below . Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is attached hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days from the Conversion Date (such third day being the "Delivery Date") that number of Conversion Shares for the portion of the Note converted in accordance with the foregoing . The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of this Note to be converted, by the Optional Conversion Price . (ii) Subject to adjustment as provided in Section 9 (b) hereof, the Conversion Price per share shall be equal to the lower of 50 % of the closing bid price on the Principal Market on the Closing Date and 50 % of the average of the closing price for the Common Stock on the Principal Market for the three trading days immediately preceding the date on which the Notice of Conversion is delivered to the Company . Notwithstanding the forgoing, should the Borrower fail to pay the full amounts due on the Maturity Date the Conversion Price shall be calculated as follows :

11 (1) From one (1) to thirty (30) days following the Maturity date the Conversion Price per share shall be equal to the lower of 35 % of the closing bid price on the Principal Market on the Closing Date and 35 % of the average of the closing price for the Common Stock on the Principal Market for the three trading days immediately preceding the date on which the Notice of Conversion is delivered to the Company. (2) From thirty - one (31) to sixty (60) days following the Maturity date the Conversion Price per share shall be equal to the lower of 20 % of the closing bid price on the Principal Market on the Closing Date and 20 % of the average of the closing price for the Common Stock on the Principal Market for the three trading days immediately preceding the date on which the Notice of Conversion is delivered to the Company . (3) From sixty - one (1) days following the Maturity date until the Note is paid in full the Conversion Price per share shall be equal to the lower of 10 % of the closing bid price on the Principal Market on the Closing Date and 10 % of the average of the closing price for the Common Stock on the Principal Market for the three trading days immediately preceding the date on which the Notice of Conversion is delivered to the Company . (b) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 9 (a)(ii), shall be subject to adjustment from time to time upon the happening of the following certain events while this conversion right remains outstanding : ( i ) Reorganization, Consolidation, Merger, etc .: Reclassification . In case at any time or from time to time, the Company shall, effect a Fundamental Change, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Note, on the conversion hereof as provided in 9 (a) herein, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Conversion Shares (or Other Securities) issuable on such conversion prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so converted this Note, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 9 (b)(v) . If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as

12 the result of such change with respect to the Common Stock immediately prior to such reclassification or other change. (ii) Dissolution . In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Note after the effective date of such dissolution pursuant to this Section 9 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Notes . (iii) Continuation of Terms . Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Section 9 , this Note shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the conversion of this Note after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Note as provided in Section 9 (b)(i) . In the event this Note does not continue in full force and effect after the consummation of the transaction described in this Section 9 , then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of this Note be delivered to the Trustee as contemplated by Section 9 (b)(ii) . ( iv ) Share Issuance . If at any time this Note is outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the then applicable Conversion Price in respect of the Shares, without the consent of the Holders of this Note, except with respect to Excepted Issuances, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Holder so that the average per share purchase price of the shares of Common Stock issued to the Holder (of only the Conversion Shares still owned by the Holder) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share . For the purposes hereof, "Excepted Issuances" means any offer, issuance or agreement to issue any common stock or securities thereafter be the Conversion Price then in effect. The Conversion 13 convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) in connection with (i) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of the Company or other entity for which the Company has received the written consent of the Holder, (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans, (iv) the conversion of this Note or the other Notes issued simultaneously herewith, and (v) as has been described in the Reports filed with the Commission or delivered to the Holder prior to the issuance of this Note (collectively, the "Excepted Issuances") . The delivery to the Holder of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock . For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon such issuance . The rights of the Holder set forth in this Section 9 (b)(iv), are in addition to any other rights the Holder has pursuant to this Note, any Transaction Document and any other agreement referred to or entered in connection herewith . (v) Extraordinary Events Regarding Common Stock . In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) subject to any Section hereof, combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall

14 Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 9 (b)(v) . The number of Conversion Shares that the Holder of this Note shall thereafter, on the conversion hereof as provided in Section 9 , be entitled to receive shall be adjusted to a number determined by multiplying the number of Conversion Shares that would otherwise (but for the provisions of this 9 (b)(v) be issuable on such conversion by a fraction of which (a) the numerator is the Conversion Price that would otherwise (but for the provisions of this Section 9 (b)(v) be in effect, and (b) the denominator is the Conversion Price in effect on the date of such conversion . ( vi ) Certificate as to Adjustments . In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the conversion of the Notes, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Note and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Conversion Price and the number of Conversion Shares to be received upon conversion of this Note, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Note . The Company will forthwith mail a copy of each such certificate to the Holder of the Note and any transfer agent of the Company . (c) Method of Conversion . This Note may be converted by the Holder in whole or in part as described in Section 9 (a)hereof . Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted or paid . (d) Conversion ofNote . ( i ) Upon the conversion of this Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue the shares in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion

15 representing the number of Conversion Shares issuable upon such conversion . The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, the Conversion Shares will be free - trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Conversion Shares provided the Conversion Shares are being sold pursuant to an effective registration statement covering the Conversion Shares or are otherwise exempt from registration . (ii) Holder will give notice of its decision to exercise its right to convert this Note or part thereof by emailing an executed and completed Notice of Conversion (a form of which is attached as Exhibit A to the Note) to the Company followed by confirmed telecopier transmission or overnight courier or otherwise pursuant to Section 1 lG) of this Note . The Holder will not be required to surrender this Note until this Note has been fully converted or satisfied, with each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as defined above) . The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock representing the Conversion Shares issuable upon conversion of this Note to the Holder via express courier for receipt by such Holder on or before the Delivery Date (as defined above) . In the event the Conversion Shares are electronically transferable, then delivery of the Conversion Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Holder, and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements . A Note representing the balance of this Note not so converted will be provided by the Company to the Holder if requested by Holder, provided the Holder delivers the original Note to the Company . (iii) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of charges in excess of the maximum permitted by applicable law . In the event that the charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company . (e) Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a number of shares of Common Stock equal to 200% of the amount of Common Stock issuable upon the full conversion of this Note. Borrower represents that upon

16 issuance, such shares will be duly and validly issued, fully paid and non assessable . Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note . The Borrower shall provide its transfer agent with an irrevocable transfer instruction in the form of Exhibit D . (f) Maximum Conversion. (i) Notwithstanding anything to the contrary contained herein, if the Company is a reporting issuer filing periodic reports with the SEC, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13 (d) of the 1934 Act, does not exceed 4 . 999 % of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion) . For such purposes, beneficial ownership shall be determined in accordance with Section 13 (d) of the 1934 Act and the rules and regulations promulgated thereunder . By written notice to the Company, a Holder may waive the provisions of this Section 9 (f)(i) as to itself but any such waiver will not be effective until the 61 st day after delivery thereof and such waiver shall have no effect on any other Holder . (ii) Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13 (d) of the 1934 Act, does not exceed 9 . 999 % of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion) . For such purposes, beneficial ownership shall be determined in accordance with Section 13 (d) of the 1934 Act and the rules and regulations promulgated thereunder . This provision may not be waived .

17 (iii) Notwithstanding sections (i) and (ii) above, if the Company is a non reporting issuer, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13 (d) of the 1934 Act, does not exceed 9 . 999 % of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion) . For such purposes, beneficial ownership shall be determined in accordance with Section 13 (d) of the 1934 Act and the rules and regulations promulgated thereunder . This provision may not be waived . (g) Short sales . The Holder shall not engage in any short selling transactions, including but not limited to short selling, short selling against the box, bear spreads, and hedging transactions, involving the common shares of the Company . 10. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Holder the following: (a) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of its incorporate, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required . (b) The execution, delivery, and performance of the Company's obligations under this Note, the Transaction Documents, and the granting to the Holder of the Lien and security interest in the Collateral under the Security Agreement, are within the Company's corporate powers and have been duly authorized by all necessary action . (c) This Note and the other Transaction Documents have been, and upon execution and delivery in accordance with this Note each other Transaction Document will be, duly executed and delivered by the Company and constitutes (or upon execution and delivery will constitute) a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law .

18 (d) The execution, delivery and performance of the Company's obligations under this Note, the other Transaction Documents, and the granting to the Holder of the Lien and security interest in the Collateral hereunder or thereunder, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by - laws or other organizational documents of the Company or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture or any agreement or other instrument binding upon the Company its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than the Lien and security interest in favor of the Holder granted in this Note . (e) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, not previously disclosed in the Company's SEC Reports (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Note, any Transaction Document or the transactions contemplated hereby or thereby . (f) Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect . No event or condition that constitutes, or with any notice and/or lapse of time would constitute, an Event of Default has occurred and is continuing . (g) Neither the Company nor any of its Subsidiaries is required to be registered as an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 , as amended . (h) Each of the Company and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP, (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or (c) to the extent the Company or the applicable Subsidiary has received a valid filing extension from the applicable taxing authority .

19 (i) All of the reports, information, financial statements, and certificates furnished by or on behalf of the Company and its Subsidiaries to the Holder in connection with the negotiation of this Note, the Transaction Documents or hereafter delivered hereunder do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading ; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time . 11. GENERAL . (a) Governing Law and Forum ; Waiver of Jury Trial . This Note shall be governed by and construed in accordance with the laws of the State of Florida without reference to principles of law that would require the application of the laws of any other jurisdiction . Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Broward County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with respect to any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper . Notwithstanding the foregoing, nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations or to enforce a judgment or other court ruling in favor of the Holder . THE COMPANY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY . (b) Severability . In the event any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein . (c) No Oral Modifications or Waivers ; Amendment . No amendment of any provision of this Note shall be effective unless it is in writing and signed by the Company and the Holder, and no waiver of any provision of this Note, and no consent to any departure therefrom, shall be effective unless it is in

20 writing and signed by the Company, the Holder and the Required Lender. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note and any Other Notes; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal or extend the Maturity Date, of the Notes, (ii) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (iii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 11(c). From the date hereof and while any Notes are outstanding, the Company shall not (i) treat any holder of Notes in a manner that is more favorable than to any other similarly situated holders of Notes, or (ii) treat any holder(s) of Notes in a manner that is less favorable than any other holder of Notes. (d) Use of Proceeds . The Company shall use the proceeds of the loan(s) evidenced by this Note for working capital needs and general corporate purposes . (e) Assignment and Transfer . The Holder may assign or otherwise transfer this Note and its rights hereunder to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Holder herein or otherwise ; provided that unless an Event of Default has occurred and is continuing, no such assignment or transfer may be made without the Company's prior written consent (which shall not be unreasonably withheld, conditioned or delayed) . Upon any such assignment or transfer, all references in this Note to the Holder shall mean the assignee of the Holder . None of the rights or obligations of the Company hereunder may be assigned, delegated or otherwise transferred without the prior written consent of the Holder in its sole and absolute discretion, and any such purported assignment, delegation or transfer without such consent of the Holder shall be null and void . (f) Binding Effect . This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns . (g) Headings . The headings in this Note are for convenience of reference only and shall not define or limit any terms or provisions hereof . (h) No Waiver ; Cumulative Remedies . No failure on the part of the Holder to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof ; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy . The rights and remedies of the Holder provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law .

21 (i) No Punitive Damages, etc . The Company irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding any special, exemplary, indirect, incidental, punitive or consequential damages . G ) Notices . All notices and other communications provided for herein shall be in writing and shall be delivered by hand or nationally recognized overnight courier service, or mailed by certified or registered mail, U . S . first class postage prepaid, (i) if to the Company to its address set forth on the signature page hereto or (ii) if to the Holder to the following addresses : 105, First Floor Waterside Property Eden Island, Seychelles With a copy to: Jonathan D. Leinwand, P.A. 18305 Biscayne Blvd., Suite 200 Aventura, FL 33160 Attn: Jonathan Leinwand, Esq. Email: jonathan@jdlpa.com The Company or the Holder may change its address by giving written notice to the other. [Signature Page Follows J

IN WITNESS WHEREOF, the Company has duly executed this Note as of the day and year first above written. = -- ---- == s.._ = - ..c:... - ...=:::.. - .:::: -- - - - - By: Name: Title: Address: 7901 4th Street N #23494 St. Petersburg, FL 33702

2 Exhibit A NOTICE OF CONVERSION (To be executed by the Holder in order to Convert the Note originally issued _, _,) TO : LAMY The undersigned hereby irrevocably elects to convert $ of the principal amount (and interest if applicable) of the above Note into Shares of Common Stock of L A MY, according to the conditions stated therein, as of the Conversion Date written below . Conversion Date: Applicable Conversion Price: Signature: Name: Amount to be converted: Amount ofNote unconverted: Conversion Price per share: Number of shares to be issued: Amount of Interest Converted: Conversion Price per share: Number of shares of to be issued: Total Number of Shares: Please issue the shares to: Broker DTC Participant Code: Account Number: $ _ $ _ $ _ $ _ $ _